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                              EXHIBIT 1.1

                           3,300,000 Shares

                       WIND RIVER SYSTEMS, INC.

                    COMMON STOCK ($.001 PAR VALUE)

                       UNDERWRITING AGREEMENT






July ___, 1996


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                                                                July ___, 1996

Deutsche Morgan Grenfell/C.J. Lawrence Inc.
Hambrecht & Quist LLC
UBS Securities LLC
Wessels, Arnold & Henderson, L.L.C.
c/o Deutsche Morgan Grenfell/C.J. Lawrence Inc.
     31 West 52nd Street
     New York, New York 10019-6160

Morgan Grenfell & Co., Limited
Hambrecht & Quist LLC
UBS Limited
Wessels, Arnold & Henderson, L.L.C.
c/o Morgan Grenfell & Co., Limited
     6-8 Bishopsgate
     Podium Floor
     London EC2P 2AT
     England

Dear Sirs:

     Wind River Systems, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), and certain stockholders of the Company (the "Selling Stockholders") named in Schedule
III hereto severally propose to sell to the several Underwriters, 3,300,000 shares of the Company's Common Stock, $.001 par value, (the "Firm Shares"), of which 1,650,000 shares are to be issued and sold by the Company and 1,650,000 shares are to be sold by the Selling Stockholders, each of whom is selling the number of shares set forth opposite such Selling Stockholder's name in Schedule III hereto.

It is understood that, subject to the conditions hereinafter stated, 2,475,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States to United States Persons (as such terms are defined in the Intersyndicate Agreement of even date herewith), and 825,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States to persons other than United States Persons. Deutsche Morgan Grenfell/C.J. Lawrence Inc., Hambrecht & Quist LLC, UBS Securities Inc. and Wessels, Arnold & Henderson, L.L.C. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Grenfell & Co., Limited, Hambrecht & Quist LLC, UBS Limited and Wessels, Arnold & Henderson, L.L.C. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 495,000 shares of its Common Stock, $.001 par value (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S.

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Underwriters, the right to purchase such shares of Common Stock granted to the U.S. Underwriters in Article III hereof. The Firm Shares and the Additional Shares are referred to hereinafter collectively as the "Shares." The shares of Common Stock, $.001 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are referred to hereinafter as the "Common Stock." The Company and the Selling
Stockholders are referred to hereinafter individually as a "Seller" or collectively as the "Sellers."


     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States to United States Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States to persons other than United States Persons. The international prospectus is identical to the U.S. prospectus, except for the outside front cover page and outside back cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is referred to hereinafter as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are referred to hereinafter collectively as the "Prospectus." The term "preliminary prospectus" means any preliminary form of Prospectus, and, as used herein, the terms Registration Statement, Prospectus, and preliminary prospectus shall include, in each case, the documents incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 333-_________) and the Rule 462 Registration Statement, in each case as amended from time to time.

                                       I.

     The Company, the Selling Stockholders and Jerry L. Fiddler hereby, jointly and severally, represent and warrant to each of the Underwriters that:

     (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (iii) the Registration Statement at the effective date of the Registration Statement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the

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statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole.

     (d) Wind River Systems, E.C., S.A.R.L., Wind River Systems GmbH, Wind River Systems U.K., Limited, Wind River Systems K.K., and Wind River Systems International, Inc. (individually, a "Subsidiary" and collectively, the "Subsidiaries") are the only subsidiaries of the Company. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All of the issued and outstanding capital stock of each of the Subsidiaries (other than the director qualifying shares) have been duly and validly authorized and issued, are fully-paid and non-assessable and, except for Wind River Systems K.K., 70% of the issued and outstanding capital stock of which is owned by the Company and 10% of the issued and outstanding capital stock of which is owned by each of Innotech Corporation, Kobe Steel Ltd. and Nissin Electric Ltd. are owned directly by the Company, free and clear of all liens, encumbrances and claims. The Company does not own, directly or indirectly, an interests in any corporation, partnership, business, trust or other entity, other than the Subsidiaries.

     (e) The Company had an authorized and outstanding capitalization as set forth under the heading "Capitalization" in the Prospectus as of the date set forth therein, and the authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders), and options and other rights to acquire capital stock of the Company, have been issued in compliance with the registration and qualification provisions of applicable federal and state securities laws and were not issued in violation of any rights of first refusal, or preemptive, co-sale, or other similar rights.

     (f) There is no owner of any securities of the Company that has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

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     (g)  The Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully-paid and non-assessable, and conform in all material respects to the description thereof contained in the Prospectus. The issuance of such Shares will not be subject to any rights of first refusal or preemptive, co-sale, or similar rights.

     (h) This Agreement has been duly authorized, executed, and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company.

     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any Subsidiary. No consent, authorization, approval, order, certificate, or permit of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters.

     (j) There are no legal, regulatory, or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts, or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (k) The Company and each of its Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates, and permits of, and qualifications with, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its Subsidiaries, taken as a whole.

     (l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

     (m)  The Company is not an "investment company" or an entity
"controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (n) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health

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and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants ("Environmental Laws"), (ii) have received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, or approval, except to the extent that such noncompliance with Environmental Laws, failure to receive required permits, licenses, or other approvals or failure to comply with the terms and conditions of such permits, licenses, or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

     (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid, or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short-term debt, or long-term debt of the Company and its Subsidiaries, except in each case as described in or contemplated by the Prospectus; and (iv) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its Subsidiaries, taken as a whole.

     (p) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting, and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

     (q) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, and trade names currently employed by them in connection to conduct the business described in the Prospectus, except to the extent that the failure to own, possess or acquire any of the foregoing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as described in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     (r) No material labor dispute with the employees of the Company or its Subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company or any of its Subsidiaries, is imminent. The Company is not aware of any existing, threatened, or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, or contractors that would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     (s) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any such Subsidiary has reason to

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believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

     (t) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and
(iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) As of the date the Registration Statement becomes effective, the Shares will be authorized for quotation on the Nasdaq National Market upon official notice of issuance.

     (v) Price Waterhouse LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

     (w) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                                       II.

     Each Selling Stockholder, severally and not jointly, represents and warrants to each of the Underwriters that:

     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid, legal, and binding obligation of such Selling Stockholder.

     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement by and between such Selling Stockholder and [American Stock Transfer, as Custodian,] relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement"), the Power of Attorney appointing [Jerry L. Fiddler] and [Richard W. Kraber] as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") and the Lock-up Agreement signed by each such Selling Stockholder (the "Lock-up Agreement"), will not contravene any provision of applicable law, or the organization documents, certificate of incorporation, or bylaws of such Selling Stockholder, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over such Selling Stockholder, and no consent, authorization, approval, order, certificate, or permit of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement, Power of Attorney, or Lock-up Agreement of such Selling Stockholder, except such as have already been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

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     (c)  Such Selling Stockholder has, and on the Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, the Power of Attorney and the Lock-up Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

     (d) Such Selling Stockholder's Custody Agreement, Power of Attorney and Lock-up Agreement have been duly authorized, executed and delivered by such Selling Stockholder and are valid, legal, and binding agreements of such Selling Stockholder.

     (e) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder as provided in this Agreement and upon registration of such Shares in the names of the Underwriters (or their nominees) in the stock records of the Company, the Underwriters will be the owners of such Shares, free and clear of any claims, liens, or encumbrances.

                                       III.

     The Sellers, severally and not jointly, hereby agree to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Sellers the respective numbers of Firm Shares set forth in Schedules
I, II, and III hereto opposite their names at $[     ] a share (the "Purchase
Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue sell to the U.S. Underwriters up to 495,000 Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 495,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Article V hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the U.S. Shares.

     Except with respect to the Shares to be sold hereunder, each of the Selling Stockholders hereby agrees that, without the prior written consent of Deutsche Morgan Grenfell/C.J. Lawrence Inc., it will not, during the period ending 120 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     Except with respect to (a) the Shares to be sold hereunder and (b) any shares of such Common Stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, the Company hereby agrees that, without the prior written consent of Deutsche Morgan Grenfell/C.J. Lawrence Inc., it will not, during the period ending 90 days after the

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date of the Prospectus, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (y) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                                      IV.

     The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as is in your judgment advisable. The Sellers are further advised by you that the Shares are
to be offered to the public initially at U.S. $[     ] a share (the public
offering price) and to certain dealers selected by you at a price that
represents a concession not in excess of U.S. $[     ]a share under the public
offering price, and that any Underwriter may allow, and such dealers may
reallow, a concession, not in excess of U.S. $[        ] a share, to any
Underwriter or to certain other dealers.

     Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Intersyndicate Agreement of even date herewith. Each International Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Intersyndicate Agreement.

                                       V.

     Payment for the Firm Shares to be sold by each Seller shall be made by certified or official bank check or checks payable to the order of such Seller in New York Clearing House funds at the office of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Palo Alto, California, at 7:00 A.M.,
local time, on July [     ], 1996, or at such other time on the same or such
other date, not later than July [     ], 1996, as shall be designated in
writing by you. The time and date of such payment are referred to hereinafter as the "Closing Date."

    Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Palo Alto, California 7:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice referred to hereinafter) as shall be designated in a written notice from the U.S. Representatives to the Company of their determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional Shares. The time and date of such payment are referred to hereinafter as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

                                      VI.

     The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, of the Company and its Subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above, and that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

    (c) You shall have received on the Closing Date an opinion of Cooley Godward Castro Huddleson & Tatum, counsel for the Company, dated the Closing Date, to the effect that:

          (i) The Company and each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (ii) All of the issued and outstanding capital stock of each of the Subsidiaries (other than the director qualifying shares) have been duly and validly authorized and issued, are fully-paid and non-assessable and, except for Wind River Systems K.K., 70% of the issued and outstanding capital stock of which is owned by the Company and 10% of the issued and outstanding capital stock of which is owned by each of Innotech Corporation, Kobe Steel Ltd. and Nissin Electric Ltd. are owned directly by the Company, free and clear of all liens, encumbrances and claims. To such counsel's knowledge, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association, or other business organization, other than the Subsidiaries.

          (iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (iv) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized, are validly issued, non-assessable and, to such counsel's knowledge, fully-paid.

          (v) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully-paid, and non-assessable, and to such counsel's knowledge, the issuance of such Shares will not be subject to any right of first refusal or preemptive, co-sale, or similar right.

          (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of the Company, or (B) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company its Subsidiaries, taken as a whole, or any judgment, or decree of any governmental body, agency or court having jurisdiction over, the Company or any Subsidiary. To such counsel's knowledge, no consent, authorization, approval, order, certificate, or permit of or qualification with, any governmental body or agency is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, except such as may be required by the securities or Blue Sky laws of the various states and jurisdictions in connection with the offer and sale of the Shares.

          (viii) The statements (1) in the Prospectus under the caption "Underwriters" (to the extent of the description of this Agreement) and
     (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly and accurately present the information called for with respect to such legal matters, documents and proceedings and fairly and accurately summarize the matters referred to therein, in all material respects.

          (ix) Such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or of any statutes, regulations, contracts, or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (x) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xi) The Registration Statement and Prospectus (except for financial statements and schedules and other financials included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (xii) To such counsel's knowledge, except as disclosed or provided in the Prospectus, there is no owner of any securities of the Company that has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

          (xiii) To such counsel's knowledge: (A) the Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (B) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the rules and regulations has been made in the manner and within the time period required by such Rule 424(b).

          (xiv) The Shares to be sold to the Underwriters have been duly authorized for quotation on the Nasdaq National Market.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States and the laws of the state of California, upon opinions of local counsel satisfactory in form and substance to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to you and your counsel and the foregoing opinion shall also state that counsel believes that it is justified in relying on such other opinion.

    In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company and in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents, and proceedings, such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants, and with the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matter were discussed; provided, such counsel may state they have not independently verified the accuracy, completeness, or fairness of the information contained in the Registration Statement and Prospectus.

    Such counsel shall also state that based upon its participation as described in the preceding paragraph, (i) they believe each document filed pursuant to the Exchange Act and incorporated by reference into the Prospectus (except for Financial Statement and Schedules and other financial data derived therefrom as to which they express no belief) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) they believe that the Registration Statement and the Prospectus (except for financial statements, and schedules and other financial and statistical data derived therefrom as to which they need express no belief) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and (iii) they confirm that nothing has come to the attention of such counsel that causes them to believe that the Registration Statement (except as to the financial statements, notes thereto and schedules and other statistical and financial data stated therein, as to which such counsel need not express any opinion or belief), at the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make a statements therein not misleading, or that the Prospectus (except as to the financial statements, notes thereto and schedules and other statistical and financial data therein, as to which counsel need not express any opinion or belief), as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Underwriters shall have received on the Closing Date an opinion of Cooley Godward Castro Huddleson & Tatum, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

         (i) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

        (ii) The execution and delivery by the Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Lock-up Agreement, the Custody Agreement and the Power of Attorney of such Selling Stockholder will not contravene (A) any provision of applicable law, or the organization documents, certificates of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation, partnership, trust or other entity), or, (B) to such counsel's knowledge, any agreement or other instrument binding upon, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over, such Selling Stockholder. To such counsel's knowledge, no consent, authorization, approval, order, certificate, or permit of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Lock-up Agreement, the Custody Agreement, or the Power of Attorney of such Selling Stockholder, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares.

       (iii) Each of the Selling Stockholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Lock-up Agreement, the Custody Agreement, and the Power of Attorney of such Selling Stockholder and to sell, transfer, and deliver the Shares to be sold by such Selling Stockholder and, to such counsel's knowledge, such sale, transfer, or delivery is not subject any right of first refusal or other contractual restriction.

        (iv) This Agreement, the Lock-up Agreement, the Custody Agreement, and the Power of Attorney of each of the Selling Stockholders have been duly authorized, executed, and delivered by such Selling Stockholder and are valid, legal, and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, or by general equitable principles; and

       (v) Upon delivery of and payment for the Shares to be sold by the respective Selling Stockholders as provided in this Agreement and upon registration of such Shares in the names of the Underwriters (or their nominees) in the stock records of the Company, the Underwriters will be the owners of such Shares, free and clear of any liens, claims, or encumbrances, assuming for the purpose of this opinion that the Underwriters are purchasing such Shares in good faith and without notice of any defect in the title of any such Selling Stockholders to the Shares being purchased from such Selling Stockholders;

     In rendering its opinions in paragraph (d) above, Cooley Godward Castro Huddleson & Tatum may, with respect to factual matters relating to the Selling Stockholders rely and state that it is relying solely upon the representations and warranties of such Selling Stockholders contained herein and/or in their Powers of Attorney, Custody Agreements, or other agreements or certificates; provided, that in each such instance such counsel further states that such representations and warranties are not known by such Counsel to be materially inaccurate.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States and the laws of the state of California, upon opinions of local counsel satisfactory in form and substance to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to you and your counsel and the foregoing opinion shall also state that counsel believes that it is justified in relying on such other opinion.

     The opinions of Cooley Godward Castro Huddleson & Tatum referred to in paragraphs (c) and (d) above, shall be rendered to you at the request of the Company and shall so state therein.

     (e) You shall have received on the Closing Date an opinion of Venture Law Group, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi), (vii) (but only as to the statements in the Prospectus under and "Underwriters") and (xii) of paragraph (c) above and with regard to the second and third paragraphs following (xiv) of paragraph (c) above.

     (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) The Lock-up Agreements between you and certain stockholders, officers and directors of the Company relating to sales of shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

     (h) The Shares shall have been duly authorized for quotation on the Nasdaq National Market.

     (i) The Company shall have complied with the provisions of Article VII(a) hereof with respect to the furnishing of Prospectuses on the business day following the date of this Agreement, in such quantities as you reasonably request.

     All of the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if Venture Law Group, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

     The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares, and an opinion or opinions of Cooley Godward Castro Huddleson & Tatum and a letter or letters from Price Waterhouse L.L.P., in form and substance satisfactory to Venture Law Group, counsel for the Underwriters.

                                     VII.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) To prepare the Prospectus in a form approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and to promptly advise the Underwriters (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus, or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or in the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file or prepare any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Underwriters a copy for its review within a reasonable amount of time prior to filing or use, and shall not file or use any such proposed amendment or supplement to which the Underwriters reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 5:00 p.m. on the business day following the date of this Agreement, in such quantities as you reasonably request.

     (c) If, during such period after the first date of the public offering of the Shares as the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to ensure that the Prospectus does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus which shall correct such statement or omission or effect such compliance.

     (d) To qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.

     (e) To make generally available to the Company's security holders and to the Underwriters as soon as practicable but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the "effective date" (as defined in Rule 158 under the Securities Act) occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement covering such 12-month period ending that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements, and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Article VII hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) all fees and expenses incident to listing the Shares on the Nasdaq National Market and other national securities exchanges and foreign stock exchanges, if applicable, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depository, and (viii) the costs and expenses of the Company relating to the investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

     (g) During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters copies of (i) all reports to its stockholders; and (ii) all reports, financial statements, and proxy or information statements filed by the Company with the Commission or any national securities exchange.

     (h) To apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (i) To maintain in effect the quotation of the Shares on the Nasdaq National Market for a period of three years after the date hereof or until such earlier date as the Shares shall be listed for regular trading privileges on another national securities exchange approved by you.

     (j) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations under the Securities Act.

     (k) To comply with all registration, filing and reporting requirements of the Exchange Act.

     (l) To comply with all provisions of all undertakings contained in the Registration Statement.

     (m) To refrain from issuing, prior to the Closing Date, any press release or other communication directly or indirectly and to refrain from holding, prior to the Closing Date, any press conference with respect to the Company, or its financial condition, results of operations, business, properties, assets, or prospects, or this offering, without your prior written consent.

     (n) To refrain from taking, directly or indirectly (except for any action taken by the Underwriters), any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except as stated in this Agreement and in the Prospectus.

                                    VIII.

     Each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder. The Company agrees to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement, including, but not limited to, all expenses incident to the delivery of the Shares, the fees and expenses of counsel and accountants for the Selling Stockholders, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares under the securities or Blue Sky laws of various jurisdictions, all fees payable in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc., and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto.

                                       IX.

     The Company, the Selling Stockholders and Jerry L. Fiddler agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     The aggregate liability of each Selling Stockholder under the representations and warranties contained in Article I and II hereof and under the indemnity, contribution and reimbursement agreements contained in Article IX hereof shall be limited to an amount equal to the proceeds received by such Selling Stockholder (net of the underwriting discount), from the Underwriters in the offering, and the aggregate liability of Jerry L. Fiddler under the representations and warranties contained in Article I hereof and under the idemnity, contribution and reimbursement agreements contained in
Article IX hereof shall be limited to an amount equal to the proceeds received by all of the Selling Stockholders (other than David N. Wilner) (net of underwriting discount), from the underwriters in the offering. Notwithstanding the foregoing, (i) the Selling Stockholders shall not be required to provide indemnification under this Article IX unless (A) the Underwriter seeking indemnification shall have first made a written demand for payment on the Company with respect to any losses, claims, damages, or liabilities and the Company shall have failed to make such demanded payment
(1) within 30 days after receipt of a written demand for fees and expenses of counsel and other litigation costs and (2) within 90 days after rece34ipt of a written demand for all other losses, claims, damages or liabilities, including, without limitation, any final settlements or judgments, and (ii) Jerry L. Fiddler shall not be required to provide indemnification under this
Article IX unless (A) the Underwriter shall have first made a written demand for payment on one or more of the Selling Stockholders (other than David N. Wilner) with respect to any losses, claims, damages, or liabilities and such Selling Stockholder shall have failed to make such demanded payment (1) within 30 days after receipt of a written demand for fees and expenses of counsel and other litigation costs and (2) within 90 days after receipt of a written demand for all other losses, claims, damages, or liabilities, including, without limitation, any final settlements or judgments. The Selling Stockholders and Jerry L. Fidler will be subrogated to the rights of the Underwriters under this Article IX to the extent of any indemnity payments made pursuant to this Article IX.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Stockholders from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article IX, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought
(the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to such proceeding (including any impleaded parties) include both the indemnifying party and indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Sections and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Deutsche Morgan Grenfell/C.J. Lawrence Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in this Article IX is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this
Article IX are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Article IX and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares.

                                       X.

     This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, in the sole and absolute judgment of Deutsche Morgan Grenfell/C.J. Lawrence Inc. if (i) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will make it inadvisable to proceed with the offering; (ii) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations, or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (iv) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(v) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; or (vii) any of the conditions specified in Article VI shall not have been fulfilled when and as required by this Agreement.

     If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriters or the Underwriters because of any failure, refusal, or inability on the part of the Company to comply with terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

                                       XI.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriters or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or
Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date, provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article III be increased pursuant to this Article XI by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of

Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                       XII.

     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     The respective agreements, representations, warranties, indemnities, and other statements of the Company or its officers, the Selling Stockholders, and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any indemnification made by or on behalf of any Underwriter, any Selling Stockholder the Company or any of the officers, directors, or controlling persons referred to in Article IX hereof, and shall survive delivery of and payment for the Shares. The provisions of Articles VII(f), IX, and X shall survive the termination or cancellation of this Agreement.

     This Agreement shall become effective upon its execution and delivery except that the Underwriters may, at their option, delay its effectiveness until 11:00 a.m., New York time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as the Underwriters, in their discretion, shall first commence the public offering by the Underwriters of any of the Stock. The time of commencement of the public offering shall mean the time of release by the Underwriters of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by the Underwriters to dealers by letter, fax, or other means of written communication, whichever shall first occur. This Agreement may be terminated by the Underwriters at any time before it becomes effective as provided above, except that Articles VII(f), IX, and X shall remain in effect notwithstanding such termination.

     This Agreement has been and is made for the benefit of the Underwriters, the Company, the Selling Stockholders, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing,
(a) if to the Underwriters, c/o Deutsch Morgan Grenfell/C. J. Lawrence Inc.,
31 West 52nd Street, New York, New York 10019-6160, and (b) if to the Company or the Selling Stockholders, to the Company's agent for service as such agent's address appears on the cover page of the Registration Statement.

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                      Very truly yours,

                                      WIND RIVER SYSTEMS, INC.

                                      By  ________________________________
                                          Ronald A. Abelmann, President & CEO

                                      THE SELLING STOCKHOLDERS NAMED
                                  ON SCHEDULE III HERETO

                                      By  ________________________________
                                          Attorney in Fact

                                      By  ________________________________
                                          Jerry L. Fiddler

Accepted, July ___, 1996

DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE, INC.
HAMBRECHT & QUIST LLC
UBS SECURITIES LLC
WESSELS, ARNOLD & HENDERSON, L.L.C.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By  DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.

By  ____________________________________

MORGAN GRENFELL & CO., LIMITED
HAMBRECHT & QUIST LLC
UBS LIMITED
WESSELS, ARNOLD & HENDERSON, L.L.C.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By  MORGAN GRENFELL & CO., LIMITED

By  ____________________________________

                                  Schedule I

                              U.S. UNDERWRITERS

                                                                 Number of
                                                                Firm Shares
Underwriter                                                    To Be Purchased
- -----------                                                    ---------------

Deutsche Morgan Grenfell/C.J. Lawrence Inc.
Hambrecht & Quist LLC
UBS Securities LLC
Wessels, Arnold & Henderson, L.L.C.
                                                                   __________

Total U.S. Firm Shares ........................................     2,475,000
                                                                   __________
                                                                   __________

                                      Schedule II

                               INTERNATIONAL UNDERWRITERS


                                                                 Number of
                                                                Firm Shares
Underwriter                                                    To Be Purchased
- -----------                                                    ---------------

Morgan Grenfell & Co., Limited
Hambrecht & Quist LLC
UBS Limited
Wessels, Arnold & Henderson, L.L.C.
                                                                    _________

Total International Shares .................................          825,000
                                                                   __________
                                                                   __________

                                      SCHEDULE III

                                  SELLING STOCKHOLDERS

                                                                   Number of
                                                              Firm Shares to
Selling Stockholder                                               Be Offered
- -------------------                                           --------------


Jerry L. Fiddler and Melissa K. Alden,
Trustees of the Fiddler and Alden
Family Trust                                                         725,000
David N. Wilner                                                      500,000
Jerry L. Fiddler and Melissa K. Alden,
Trustees of the Fiddler and Alden 1996 CR Trust                      175,000
Robert Fiddler, Trustee of the
Fiddler/Alden Children's Trust                                       130,000
Robert Fiddler, Custodian for Eli
Spruance Fiddler                                                      60,000
Robert Fiddler, Custodian for
Asher Fiddler                                                         60,000
                                                                   ---------
Total                                                              1,650,000
                                                                   ---------
                                                                   ---------